Exhibit 99.1

DuPont Reports Fourth Quarter 2020 Results

•4Q20 GAAP EPS from continuing operations of $0.37; adjusted EPS of $0.95
•4Q20 Net Sales of $5.3 billion, up 1 percent; organic sales flat with the year-ago period
•4Q20 GAAP Income from continuing operations of $279 million and Operating EBITDA of $1.3 billion
•~$130 million in non-manufacturing costs savings in the quarter; delivered structural cost take-out target of ~$280 million for the year
•Operating cash flow of $1.3 billion; $1.0 billion free cash flow in the quarter increased 400% from 4Q19

WILMINGTON, Del., February 9, 2021 - DuPont (NYSE: DD) today announced financial results for the fourth quarter 2020.
“The leading positions we hold in automotive, protective garments, residential construction, semiconductor, and smartphones markets enabled us to capitalize on positive momentum and deliver strong fourth quarter results with sequential volume improvement in all segments,” said Ed Breen, DuPont Executive Chairman and Chief Executive Officer. “Operating leverage and year-over-year operating EBITDA margin expansion in each of our core segments in the fourth quarter is a proof point in our teams’ commitment to execution. Throughout the year we have focused on positioning ourselves for growth through strategic investments, streamlining our overhead structure, improving working capital, and strengthening our balance sheet. This disciplined operating model served us well in 2020 and will be our roadmap for success in 2021.”
“In addition to delivering strong financial results during the quarter, our teams remained laser focused on closing out a number of our strategic priorities,” Breen continued. “Earlier this month, we completed the separation of our Nutrition & Biosciences business and have also signed agreements to divest our Clean Technologies and Solamet businesses(2). These actions unlock significant value for our stakeholders, generate substantial cash flow for the company, and focus our portfolio to three core business segments moving forward. We also made a joint announcement with Corteva and Chemours regarding an agreement to settle legal disputes originating from the 2015 spin-off of Chemours from E.I. du Pont and the pending personal injury claims in the Ohio multi-district litigation. This agreement provides a measure of security and certainty for us and our shareholders regarding any potential exposures related to these legacy matters.”

Fourth Quarter 2020 Results
Net sales totaled $5.3 billion, up 1 percent versus the year-ago period as reported and flat with the year-ago period on an organic(1) basis. The fifth consecutive quarter of year-over-year growth in Electronics & Imaging led by strength in both semiconductors and smartphone technologies, coupled with further recovery in automotive markets, more than offset continued weakness in oil & gas, aerospace and select industrial markets which led to declines in the Safety & Construction segment.
GAAP EPS from continuing operations totaled $0.37 on GAAP income from continuing operations of $279 million, versus GAAP EPS from continuing operations of $0.24 on GAAP income from continuing operations of $191 million in the year-ago period. The improvement is mostly attributable to the absence of a prior year net charge associated with a joint venture, a favorable income tax benefit and lower integration and separation costs partially offset by higher depreciation and amortization and lower segment earnings.
(1) Adjusted EPS, operating EBITDA and free cash flow are non-GAAP measures. See page 7 for further discussion. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 13 of this communication.
(2) Subject to regulatory approval and other customary closing conditions.

Operating EBITDA(1) was $1.3 billion, down 7 percent versus operating EBITDA(1) in the prior year. Stronger demand in Electronics & Imaging, Nutrition & Biosciences, and Transportation & Industrial as well as approximately $130 million of non-manufacturing cost reductions contributed to operating leverage and operating EBITDA margin expansion in each of our core segments versus the year-ago period. These improvements were more than offset by the absence of prior year discrete gains of approximately $160 million, primarily associated with customer settlements in the Non-Core segment. Adjusted EPS(1) was $0.95 in both the current and the year-ago period. Benefits associated with a lower base tax rate, lower interest expense, and a lower share count were offset by lower segment results.
Operating cash flow of $1.3 billion included improvements in working capital of more than $500 million in the quarter which was driven by improvements across accounts receivable, inventories and accounts payable. Capital expenditures of $272 million resulted in free cash flow(1) of $1.0 billion. For the year, operating cash flow of $4.1 billion and free cash flow of $2.9 billion were enabled by an improvement in working capital of approximately $850 million and capital expenditures of $1.0 billion. Strong cash flow generation throughout the year enabled a greater than $1.8 billion reduction in commercial paper balances to close 2020 with zero commercial paper outstanding.

Fourth Quarter 2020 Segment Highlights
Electronics & Imaging
Electronics & Imaging reported a record quarter with net sales of $1.0 billion, up 9 percent from the year-ago period. Organic sales were up 8 percent driven by a 10 percent growth in volume offset by a 2 percent decline in price. Currency was a 2 percent benefit while portfolio was a 1 percent headwind.
Sales gains were led by Interconnect Solutions as organic sales grew by double-digits, driven by higher material content in premium, next-generation smartphones. Semiconductor Technologies also delivered strong growth in the quarter as new technology ramps across logic and foundry delivered high-single digit volume growth versus the year-ago period. Within Image Solutions, high single-digit organic growth was led by strength in OLEDs for displays and inks for the consumer segment, partially offset by weakness in flexographic plates and inks for commercial and textile printing.
Operating EBITDA for the segment was $323 million, an increase of 10 percent from operating EBITDA of $293 million in the year-ago period, driven primarily by strong volume growth and continued productivity actions partially offset by the absence of a prior year gain.

Nutrition & Biosciences
Nutrition & Biosciences reported net sales of $1.5 billion, up 3 percent from the year-ago period. Organic sales increased 2 percent with gains in both price and volume. Currency was a 1 percent tailwind and portfolio was flat.
High-single digit organic growth in Food & Beverage was driven by broad-based pricing strength as well as volume gains in protein solutions on increased consumer demand for proteins, including plant-based solutions. The gains in Food & Beverage were partially offset by organic sales declines across Health & Biosciences and Pharma Solutions. Within Health & Biosciences, double-digit growth in both probiotics and home and personal care markets was more than offset by continued weakness in biorefinery and microbial control.
Operating EBITDA for the segment was $341 million, an increase of 8 percent from operating EBITDA of $317 million in the year-ago period. Continued cost productivity actions and favorable mix more than offset raw material cost increases and the impact of lower plant utilization resulting in planned efforts to reduce working capital during the quarter.

Transportation & Industrial
Transportation & Industrial reported net sales of $1.2 billion, up 1 percent from the year-ago period. Organic sales were down 1 percent as volume gains of 3 percent were more than offset by price declines of 4 percent. Currency was a 2 percent benefit and portfolio was neutral.
Organic sales gains in Healthcare & Specialty and Industrial & Consumer were led by mid-to-high single digit volume gains across each business. These gains were more than offset by year-over-year organic sales declines in Mobility Solutions, primarily from price headwinds. Sequentially, organic sales for the segment increased 11 percent versus 3Q 2020 as the global automotive market continued its recovery.
Operating EBITDA for the segment was $317 million, an increase of 14 percent from operating EBITDA of $277 million in the year-ago period, as higher volumes and savings from productivity actions more than offset price declines to deliver a 310 basis point improvement in operating EBITDA margins versus the year-ago period.

Safety & Construction
Safety & Construction reported net sales of $1.2 billion, down 2 percent from the year-ago period. Organic sales were down 6 percent with a 1 percent price improvement offset by a 7 percent decline in volume. Acquisitions in the Water Solutions business increased reported sales by 3 percent and currency was a 1 percent tailwind.
Organic sales gains in Shelter Solutions was more than offset by organic sales declines in Safety Solutions and Water Solutions. Continued recovery in residential construction and on-going strength in retail channels for do-it-yourself applications led to year-over-year volume growth in Shelter Solutions. Within Safety Solutions, demand for Tyvek® protective garments remained strong but was more than offset by soft demand for aramid fibers across aerospace, oil & gas and select industrial markets. Global demand across Water Solutions remains strong however temporary delays in orders associated with select capital projects resulted in volume declines in the quarter.
Operating EBITDA for the segment totaled $310 million, flat with operating EBITDA of $311 million in the year-ago period. Continued productivity actions as well as favorable pricing and product mix was offset by the impact of lower demand.
Non-Core
Non-Core reported net sales of $337 million, down 17 percent from the year-ago period driven by the divestiture of the trichlorosilane business. Organic sales were flat with the year-ago period.
Operating EBITDA for the segment was $19 million, a decrease of 91 percent from operating EBITDA of $216 million in the year-ago period. The year-over-year decline is attributable to the absence of a prior year gain associated with customer settlements in the Hemlock Semiconductor joint venture as well as the absence of the earnings associated with divested businesses.

First Quarter and Full Year 2021 Outlook
Beginning in the first quarter 2021, DuPont will reflect Nutrition & Biosciences as discontinued operations for the current and historical periods.
“For 2021, we expect net sales between $15.4 and $15.6 billion, an increase of 8 percent at the mid-point versus 2020 net sales of $14.3 billion and operating EBITDA between $3.83 and $3.93 billion, an increase of 13 percent at the mid-point versus 2020 operating EBITDA of $3.4 billion, reflecting anticipated solid top line growth and robust operating EBITDA margin expansion,” said Lori Koch, Chief Financial Officer of DuPont. “Our outlook for full year adjusted EPS is in the range of $3.30 to $3.45 per share, an increase of 68 percent at the mid-point versus 2020 adjusted EPS of $2.01 per share, reflecting the improvement in operating EBITDA, lower interest expense and the benefit of a lower share count.”

“We also expect a strong first quarter of 2021 with net sales between $3.75 and $3.85 billion, an increase of 4 percent at the mid-point versus 1Q 2020 net sales of $3.7 billion, operating EBITDA between $950 and $970 million, an increase of 6 percent at the mid-point versus 1Q 2020 operating EBITDA of $907 million, and adjusted EPS in the range of $0.75 to $0.77 per share, an increase of 58 percent at the mid-point versus 1Q 2020 adjusted EPS of $0.48 per share,” Koch stated.

Conference Call
The Company will host a live webcast of its fourth quarter earnings conference call with investors to discuss its results and business outlook today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at www.investors.dupont.com.

For further information contact: DuPont Investors: Leland Weaver leland.weaver@dupont.com +1 302-999-2477	Media: Dan Turner daniel.a.turner@dupont.com +1 302-996-8372

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Cautionary Statement Regarding Forward Looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," and similar expressions and variations or negatives of these words.

On April 1, 2019, the company completed the separation of its materials science business into a separate and independent public company by way of a pro rata dividend-in-kind of all the then outstanding stock of Dow Inc. (the “Dow Distribution”). The company completed the separation of its agriculture business into a separate and independent public company on June 1, 2019, by way of a pro rata dividend-in-kind of all the then outstanding stock of Corteva, Inc. (the “Corteva Distribution” and together with the Dow Distribution, the “DWDP Distributions”).

On February 1, 2021 the Company completed the divestiture of the Nutrition & Biosciences (“N&B”) business to International Flavors & Fragrance Inc. (“IFF”) in a Reverse Morris Trust transaction (the “N&B Transaction”) that resulting in IFF issuing shares to DuPont stockholders.

Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks,uncertainties and assumptions, many of which that are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements do not guarantee future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) ability to achieve anticipated tax treatments in connection with the N&B Transaction or the DWDP Distributions; (ii) changes in relevant tax and other laws; (iii) indemnification of certain legacy liabilities of E. I. du Pont de Nemours and Company ("EID") in connection with the Corteva Distribution; (iv) risks and costs related to the DWDP Distributions and the N&B Transaction and potential liability arising from fraudulent conveyance and similar laws; (v) risks and costs related to the performance under and impact of the cost sharing arrangement by and between DuPont, Corteva, Inc. and The Chemours Company related to future eligible PFAS costs; (vi) failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes, including meeting conditions under the Letter Agreement entered in connection with the Corteva Distribution, related to the transfer of certain levels of assets and businesses; (vii) uncertainty as to the long-term value of DuPont common stock; (viii) potential inability or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade; (ix) risks and uncertainties related to the novel coronavirus (COVID-19) and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) on DuPont’s business, results of operations, access to sources of liquidity and financial condition which depend on highly uncertain and unpredictable future developments, including, but not limited to, the duration and spread of the COVID-19 outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions resume; and x) other risks to DuPont's business, operations and results of operations discussed in DuPont’s annual report on Form 10-K for the year ended December 31, 2019 and its subsequent reports on Form 10-Q and Form 8-K. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Overview
Effective August 31, 2017, E. I. du Pont de Nemours and Company ("EID") and The Dow Chemical Company ("TDCC") each merged with subsidiaries of DowDuPont Inc. (n/k/a "DuPont”) and, as a result, EID and TDCC became subsidiaries of the Company. On April 1, 2019, the Company completed the separation of the materials science business through the spin-off of Dow Inc., (“Dow”) including Dow’s subsidiary TDCC (the “Dow Distribution”). On June 1, 2019, the Company completed the separation of the agriculture business through the spin-off of Corteva, Inc. (“Corteva”) including Corteva’s subsidiary EID, (the “Corteva Distribution and together with the Dow Distribution, the “DWDP Distributions”).
Following the Corteva Distribution, DuPont holds the specialty products business as continuing operations. The results of operations of DuPont for the 2019 interim periods presented reflect the historical financial results of Dow and Corteva as discontinued operations, as applicable. The cash flows related to Dow and Corteva have not been segregated and are included in the Consolidated Statements of Cash Flows for the applicable periods.
On February 1, 2021 the Company completed the divestiture of the Nutrition & Biosciences (“N&B”) business to International Flavors & Fragrance Inc. (“IFF”) in a Reverse Morris Trust transaction (the “N&B Transaction”) that resulting in IFF issuing shares to DuPont stockholders. The results of the N&B business are included in the continuing operations of DuPont for all periods presented herein, unless otherwise noted.
The unaudited pro forma Consolidated Statements of Operations (discussed in the following section) included herein include costs previously allocated to the materials science and agriculture businesses that did not meet the definition of expenses related to discontinued operations in accordance with Financial Accounting Standards Codification 205, "Presentation of Financial Statements" ("ASC 205") and thus are reflected in the Company's results of continuing operations. A significant portion of these costs relate to TDCC and consist of leveraged services provided through service centers, as well as other corporate overhead costs related to information technology, finance, manufacturing, research & development, sales & marketing, supply chain, human resources, sourcing & logistics, legal and communications, public affairs & government affairs functions. These costs are no longer incurred by the Company following the DWDP Distributions.
Unaudited Pro Forma Financial Information
In order to provide the most meaningful comparison of results of operations and results by segment, supplemental unaudited pro forma financial information has been included in the following financial schedules. The unaudited pro forma financial information (the “pro forma financial statements”) is derived from DuPont’s Consolidated Financial Statements and accompanying notes, adjusted to give effect to certain events directly attributable to the DWDP Distributions and DWDP Financings (as defined below). In contemplation of the DWDP Distributions and to achieve the respective credit profiles of each of DuPont, Dow, and Corteva, in the fourth quarter of 2018, DowDuPont consummated a public underwritten offer of eight series of senior unsecured notes (the “2018 Senior Notes”) in the aggregate principal amount of $12.7 billion and entered into a term loan agreement consisting of two term loan facilities (the “Term Loan Facilities”) in the aggregate principal amount of $3.0 billion. In May 2019, the funds from the Term Loan Facilities were drawn, along with the issuance of approximately $1.4 billion in commercial paper (the “Funding CP Issuance” together with the 2018 Senior Notes and Term Loan Facilities, the “DWDP Financings”). The net proceeds from the DWDP Financings together with cash from operations were used to fund cash contributions to Dow and Corteva, and DowDuPont’s $3.0 billion share repurchase program which was completed in the first quarter of 2019 (the “Share Repurchase Program”).
The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the DWDP Distributions and the DWDP Financings (collectively the "DWDP Transactions"), (2) factually supportable and (3) with respect to the Consolidated Statements of Operations, expected to have a continuing impact on the results. The unaudited pro forma Statements of Operations for the year ended December 31, 2019 give effect to the pro forma events as if they had been consummated on January 1, 2018. There were no pro forma adjustments for the three or twelve months ended December 31, 2020 and for the three months ended December 31, 2019.
Restructuring or integration activities or other costs following the DWDP Distributions that may be incurred to achieve cost or growth synergies of DuPont are not reflected. The pro forma financial statements provide shareholders with summary financial information and historical data that is on a basis consistent with how DuPont reports current financial information.
The pro forma financial statements are presented for informational purposes only, and do not purport to represent what DuPont's results of operations or financial position would have been had the DWDP Transactions occurred on the dates indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date.

Non-GAAP Financial Measures
This earnings release includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 13 and on the Investors section of the Company's website. Non-GAAP measures included in this release are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.
Pro forma adjusted earnings per common share from continuing operations - diluted ("Pro forma adjusted EPS"), is defined as pro forma earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense associated with intangibles acquired as part of the DWDP Merger, after-tax impact of non-operating pension / other post employment benefits (“OPEB”) benefits / charges and the after-tax impact of costs historically allocated to the materials science and agriculture businesses that did not meet the criteria to be recorded as discontinued operations. Adjusted earnings per common share from continuing operations - diluted ("Adjusted EPS"), is defined as earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense associated with intangibles acquired as part of the DWDP Merger and the after-tax impact of non-operating pension / OPEB benefits / charges. Although amortization of EID intangibles acquired as part of the DWDP Merger is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Management estimates amortization expense in 2021 associated with intangibles acquired as part of the DWDP Merger to be approximately $490 million on a pre-tax basis, or approximately $0.70 per share.
Pro forma operating EBITDA, is defined as earnings (i.e. pro forma income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding the impact of costs historically allocated to the materials science and agriculture businesses that did not meet the criteria to be recorded as discontinued operations and adjusted to exclude significant items. Operating EBITDA, is defined as earnings (i.e. income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, adjusted to exclude significant items. Operating EBITDA margin is calculated as operating EBITDA divided by net sales.
Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.
Organic Sales is defined as net sales excluding the impacts of currency and portfolio.
Free cash flow is defined as cash provided by/used for operating activities less capital expenditures. As a result, free cash flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company's primary source of liquidity, cash provided by operating activities. Management believes free cash flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company's cash flow and financial performance, and it is an integral measure used in the Company's financial planning process.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales	$5,252	$5,204	$20,397	$21,512
Cost of sales	3,521	3,408	13,522	14,056
Research and development expenses	216	231	860	955
Selling, general and administrative expenses	537	650	2,235	2,663
Amortization of intangibles	528	295	2,119	1,050
Restructuring and asset related charges - net	42	24	849	314
Goodwill impairment charges	—	—	3,214	1,175
Integration and separation costs	125	193	594	1,342
Equity in earnings of nonconsolidated affiliates	19	(48)	191	84
Sundry income (expense) - net	48	9	675	153
Interest expense	194	175	767	668
Income (loss) from continuing operations before income taxes	156	189	(2,897)	(474)
(Benefit from) Provision for income taxes on continuing operations	(123)	(2)	(23)	140
Income (loss) from continuing operations, net of tax	279	191	(2,874)	(614)
(Loss) Income from discontinued operations, net of tax	(49)	(3)	(49)	1,214
Net income (loss)	230	188	(2,923)	600
Net income attributable to noncontrolling interests	8	12	28	102
Net income (loss) available for DuPont common stockholders	$222	$176	$(2,951)	$498

Per common share data:
Earnings (loss) per common share from continuing operations - basic	$0.37	$0.24	$(3.95)	$(0.86)
(Loss) Earnings per common share from discontinued operations - basic	(0.07)	—	(0.07)	1.53
Earnings (loss) per common share - basic	$0.30	$0.24	$(4.01)	$0.67
Earnings (loss) per common share from continuing operations - diluted	$0.37	$0.24	$(3.95)	$(0.86)
(Loss) Earnings per common share from discontinued operations - diluted	(0.07)	—	(0.07)	1.53
Earnings (loss) per common share - diluted	$0.30	$0.24	$(4.01)	$0.67

Weighted-average common shares outstanding - basic	734.6	740.7	735.5	746.3
Weighted-average common shares outstanding - diluted	735.4	742.0	735.5	746.3

DuPont de Nemours, Inc.
Consolidated Balance Sheets

In millions, except share and per share amounts (Unaudited)	December 31, 2020	December 31, 2019
Assets
Current Assets
Cash and cash equivalents	$2,544	$1,540
Accounts and notes receivable - net	3,551	3,802
Inventories	3,726	4,319
Other current assets	246	338
Assets held for sale	810	—
Total current assets	10,877	9,999
Property
Property, plant and equipment	15,982	15,112
Less: Accumulated depreciation	5,997	4,969
Property, plant and equipment - net	9,985	10,143
Other Assets
Goodwill	30,244	33,151
Other intangible assets	11,144	13,593
Restricted cash	6,206	—
Investments and noncurrent receivables	1,083	1,260
Deferred income tax assets	234	189
Deferred charges and other assets	1,131	1,014
Total other assets	50,042	49,207
Total Assets	$70,904	$69,349
Liabilities and Equity
Current Liabilities
Short-term borrowings and finance lease obligations	$5	$3,830
Accounts payable	2,964	2,934
Income taxes payable	205	240
Accrued and other current liabilities	1,385	1,342
Liabilities related to assets held for sale	140	—
Total current liabilities	4,699	8,346
Long-Term Debt	21,806	13,617
Other Noncurrent Liabilities
Deferred income tax liabilities	2,905	3,467
Pension and other post employment benefits - noncurrent	1,348	1,172
Other noncurrent obligations	1,076	1,191
Total other noncurrent liabilities	5,329	5,830
Total Liabilities	$31,834	$27,793
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2020: 734,204,054 shares; 2019: 738,564,728 shares)	7	7
Additional paid-in capital	50,039	50,796
(Accumulated deficit) Retained earnings	(11,586)	(8,400)
Accumulated other comprehensive income (loss)	44	(1,416)
Total DuPont stockholders' equity	38,504	40,987
Noncontrolling interests	566	569
Total equity	39,070	41,556
Total Liabilities and Equity	$70,904	$69,349

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

In millions (Unaudited)	Twelve Months Ended December 31,
	2020	2019
Operating Activities
Net (loss) income	$(2,923)	$600
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,094	3,195
Credit for deferred income tax and other tax related items	(692)	(768)
Earnings of nonconsolidated affiliates (in excess of) less than dividends received	(87)	909
Net periodic pension benefit cost (credit)	37	(55)
Pension contributions	(98)	(697)
Net gain on sales of assets, businesses and investments	(642)	(149)
Restructuring and asset related charges - net	849	588
Goodwill impairment charges	3,214	1,175
Amortization of merger-related inventory step-up	—	253
Other net loss	175	338
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	308	(2,227)
Inventories	570	387
Accounts payable	177	(1,049)
Other assets and liabilities, net	113	(1,091)
Cash provided by operating activities	4,095	1,409
Investing Activities
Capital expenditures	(1,194)	(2,472)
Investment in gas field developments	—	(25)
Proceeds from sales of property, businesses, and ownership interests in nonconsolidated affiliates, net of cash divested	1,033	299
Acquisitions of property and businesses, net of cash acquired	(70)	(180)
Purchases of investments	(1)	(197)
Proceeds from sales and maturities of investments	1	242
Other investing activities, net	29	20
Cash used for investing activities	(202)	(2,313)
Financing Activities
Changes in short-term borrowings	(1,829)	2,735
Proceeds from issuance of long-term debt	8,275	4,005
Payments on long-term debt	(2,031)	(6,900)
Purchases of common stock	(232)	(2,329)
Proceeds from issuance of Company stock	57	85
Employee taxes paid for share-based payment arrangements	(15)	(84)
Distributions to noncontrolling interests	(50)	(27)
Dividends paid to stockholders	(882)	(1,611)
Cash held by Dow and Corteva at the respective Distributions	—	(7,315)
Debt extinguishment costs	—	(104)
Other financing activities, net	(55)	(5)
Cash provided by (used for) financing activities	3,238	(11,550)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	67	9
Increase (Decrease) in cash, cash equivalents and restricted cash	7,198	(12,445)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	1,577	8,591
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	—	5,431
Cash, cash equivalents and restricted cash at beginning of period	1,577	14,022
Cash, cash equivalents and restricted cash from continuing operations, end of period	8,775	1,577
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	—
Cash, cash equivalents and restricted cash at end of period	$8,775	$1,577

DuPont de Nemours, Inc.
Pro Forma Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Twelve Months Ended December 31,
	2020	2019
	As Reported	Pro Forma [1]
Net sales	$20,397	$21,512
Cost of sales	13,522	14,078
Research and development expenses	860	955
Selling, general and administrative expenses	2,235	2,663
Amortization of intangibles	2,119	1,050
Restructuring and asset related charges - net	849	314
Goodwill impairment charges	3,214	1,175
Integration and separation costs	594	1,169
Equity in earnings of nonconsolidated affiliates	191	84
Sundry income (expense) - net	675	153
Interest expense	767	697
Loss from continuing operations before income taxes	(2,897)	(352)
(Benefit from) Provision for income taxes on continuing operations	(23)	170
Loss from continuing operations, net of tax	(2,874)	(522)
Net income attributable to noncontrolling interests from continuing operations	28	30
Net loss from continuing operations available for DuPont common stockholders	$(2,902)	$(552)

Per common share data:
Loss per common share from continuing operations - basic	$(3.95)	$(0.74)
Loss per common share from continuing operations - diluted	$(3.95)	$(0.74)

Weighted-average common shares outstanding - basic	735.5	746.3
Weighted-average common shares outstanding - diluted	735.5	746.3
1. Refer to page 17 for additional detail on the pro forma adjustments included in the pro forma Consolidated Statements of Operations.

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Electronics & Imaging	$1,021	$937	$3,814	$3,554
Nutrition & Biosciences	1,502	1,458	6,059	6,076
Transportation & Industrial	1,168	1,155	4,189	4,950
Safety & Construction	1,224	1,250	4,993	5,201
Non-Core	337	404	1,342	1,731
Total	$5,252	$5,204	$20,397	$21,512
U.S. & Canada	$1,601	$1,698	$6,476	$7,122
EMEA [1]	1,167	1,129	4,572	5,027
Asia Pacific	2,189	2,077	8,234	8,113
Latin America	295	300	1,115	1,250
Total	$5,252	$5,204	$20,397	$21,512

Net Sales Variance by Segment and Geographic Region	Three Months Ended December 31, 2020
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Imaging	(2)%	10%	8%	2%	(1)%	9%
Nutrition & Biosciences	1	1	2	1	—	3
Transportation & Industrial	(4)	3	(1)	2	—	1
Safety & Construction	1	(7)	(6)	1	3	(2)
Non-Core	1	(1)	—	1	(18)	(17)
Total	(1)%	1%	—%	2%	(1)%	1%
U.S. & Canada	(1)%	(2)%	(3)%	—%	(3)%	(6)%
EMEA [1]	(1)	(1)	(2)	4	1	3
Asia Pacific	(1)	4	3	2	—	5
Latin America	3	—	3	(5)	—	(2)
Total	(1)%	1%	—%	2%	(1)%	1%

Net Sales Variance by Segment and Geographic Region	Twelve Months Ended December 31, 2020
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Imaging	(1)%	8%	7%	—%	—%	7%
Nutrition & Biosciences	1	—	1	(1)	—	—
Transportation & Industrial	(4)	(11)	(15)	—	—	(15)
Safety & Construction	2	(8)	(6)	—	2	(4)
Non-Core	3	(14)	(11)	—	(11)	(22)
Total	—%	(4)%	(4)%	—%	(1)%	(5)%
U.S. & Canada	(1)%	(7)%	(8)%	—%	(1)%	(9)%
EMEA [1]	—	(9)	(9)	—	—	(9)
Asia Pacific	(1)	2	1	—	—	1
Latin America	4	(9)	(5)	(5)	(1)	(11)
Total	—%	(4)%	(4)%	—%	(1)%	(5)%
1. Europe, Middle East and Africa.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended		Twelve Months Ended
	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
In millions (Unaudited)	As Reported	As Reported	As Reported	Pro Forma
Electronics & Imaging	$323	$293	$1,210	$1,147
Nutrition & Biosciences	341	317	1,523	1,406
Transportation & Industrial	317	277	916	1,313
Safety & Construction	310	311	1,351	1,419
Non-Core	19	216	168	512
Corporate	(24)	(27)	(126)	(157)
Total	$1,286	$1,387	$5,042	$5,640

Equity in Earnings of Nonconsolidated Affiliates	Three Months Ended		Twelve Months Ended
	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
In millions (Unaudited)	As Reported	As Reported	As Reported	Pro Forma
Equity earnings (GAAP)	$19	$(48)	$191	$84
Significant items included in equity earnings [1]	—	225	—	228
Equity earnings included in operating EBITDA (non-GAAP)	$19	$177	$191	$312

Equity earnings included in operating EBITDA by segment
Electronics & Imaging	$8	$6	$35	$24
Nutrition & Biosciences	2	(1)	4	(1)
Transportation & Industrial	1	1	4	4
Safety & Construction	7	5	26	27
Non-Core	1	166	122	258
Total equity earnings included in operating EBITDA (non-GAAP)	$19	$177	$191	$312
1. Primarily reflects a net charge related to a joint venture in the Non-Core segment. Refer to pages 14 and 15 for additional information.

Reconciliation of "Income (Loss) from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Twelve Months Ended
	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
In millions (Unaudited)	As Reported	As Reported	As Reported	Pro Forma
Income (loss) from continuing operations, net of tax (GAAP)	$279	$191	$(2,874)	$(522)
+ (Benefit from) Provision for income taxes on continuing operations	(123)	(2)	(23)	170
Income (loss) from continuing operations before income taxes	$156	$189	$(2,897)	$(352)
+ Depreciation and amortization	768	533	3,094	2,066
- Interest income [1]	3	5	10	55
+ Interest expense [2]	155	175	674	697
- Non-operating pension/OPEB benefit [1]	8	14	32	74
- Foreign exchange losses, net [1]	(15)	(9)	(56)	(110)
+ Costs historically allocated to the materials science and agriculture businesses [3]	—	—	—	256
- Significant items	(203)	(500)	(4,157)	(2,992)
Operating EBITDA (non-GAAP)	$1,286	$1,387	$5,042	$5,640
1.Included in "Sundry income (expense) - net."
2.The three and twelve months ended December 31, 2020 excludes N&B financing fee amortization. Refer to pages 14 and 15 for details of significant items.
3.Costs previously allocated to the materials science and agriculture businesses that did not meet the definition of expenses related to discontinued operations in accordance with ASC 205.

Reconciliation of "Cash provided by operating activities" to Free Cash Flow	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Cash provided by operating activities (GAAP) [1]	$1,301	$578	$4,095	$1,409
Capital expenditures	(272)	(381)	(1,194)	(2,472)
Free cash flow (non-GAAP)	$1,029	$197	$2,901	$(1,063)
1.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities" for the twelve month periods noted. In addition, 2019 includes cash activity related to Dow and Corteva prior to the DWDP Distributions.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended December 31, 2020
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$156	$271	$0.37
Less: Significant items
Integration and separation costs [4]	(125)	(114)	(0.16)	Integration and separation costs
Restructuring and asset related charges - net [5]	(42)	(31)	(0.04)	Restructuring and asset related charges - net
Gain on divestitures [6]	3	4	0.01	Sundry income (expense) - net
N&B financing activities - net [7]	(39)	(31)	(0.04)	Interest expense; Sundry income (expense) - net
Income tax related item [8]	—	106	0.14	Provision for income taxes on continuing operations
Total significant items	$(203)	$(66)	$(0.09)
Less: Merger-related amortization of intangibles	(480)	(368)	(0.50)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	8	7	0.01	Sundry income (expense) - net
Adjusted results (non-GAAP)	$831	$698	$0.95

Significant Items Impacting Results for the Three Months Ended December 31, 2019
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$189	$179	$0.24
Less: Significant items
Integration and separation costs [4]	(193)	(148)	(0.21)	Integration and separation costs
Restructuring and asset related charges - net [5]	(25)	(17)	(0.02)	Restructuring and asset related charges - net; Equity in earnings of nonconsolidated affiliates
Net change related to a joint venture [9]	(208)	(158)	(0.21)	Equity in earnings of nonconsolidated affiliates; Cost of sales
Income tax related item [10]	(74)	(23)	(0.03)	Sundry income (expense) - net
Total significant items	$(500)	$(346)	$(0.47)
Less: Merger-related amortization of intangibles	(247)	(191)	(0.26)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	14	12	0.02	Sundry income (expense) - net; Provision for income taxes on continuing operations
Adjusted pro forma results (non-GAAP)	$922	$704	$0.95
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Integration and separation costs related to the separation of the Nutrition & Biosciences business and post-DWDP Merger integration.
5.Includes Board approved restructuring plans and other asset related charges.
6.Reflects a post closing adjustment related to the sale of the trichlorosilane business ("TCS") and equity stake in Hemlock Semiconductor JV (collectively, "TCS/Hemlock") within the Non-Core segment.
7.Includes interest expense, net and financing fee amortization related to committed financing incurred in connection with the intended separation of the N&B Business.
8.Includes an $106 million tax benefit primarily related to capital loss triggered as part of tax planning.
9.Reflects the Company’s share of net charges related to its investment in the HSC Group, consisting of $456 million in asset impairment charges, primarily fixed assets, offset slightly by benefits associated with certain customer contract settlements of $248 million deemed non-recurring in nature.
10.Includes a pretax charges of $74 million ($64 million net of tax benefit) related to tax indemnifications, primarily associated with an adjustment to a one-time transition tax liability required by the Tax Cuts and Jobs Act of 2017.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Twelve Months Ended December 31, 2020
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$(2,897)	$(2,902)	$(3.95)
Less: Significant items
Integration and separation costs [4]	(594)	(477)	(0.65)	Integration and separation costs
Restructuring and asset related charges - net [5]	(188)	(144)	(0.20)	Restructuring and asset related charges - net
Goodwill impairment charges [6]	(3,214)	(3,214)	(4.37)	Goodwill impairment charges
Asset impairment charges [7]	(661)	(503)	(0.68)	Restructuring and asset related charges - net
Gain on divestitures [8]	593	338	0.46	Sundry income (expense) - net
N&B financing activities - net [9]	(93)	(72)	(0.10)	Interest expense; Sundry income (expense) - net
Income tax related item [10]	—	140	0.19	Provision for income taxes on continuing operations
Total significant items	$(4,157)	$(3,932)	$(5.35)
Less: Merger-related amortization of intangibles	(1,918)	(1,469)	(1.99)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	32	25	0.03	Sundry income (expense) - net
Adjusted results (non-GAAP)	3,146	2,474	$3.36

Significant Items Impacting Pro Forma Results for the Twelve Months Ended December 31, 2019
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Pro forma results (GAAP)	$(352)	$(552)	$(0.74)
Less: Significant items
Integration and separation costs [4]	(1,169)	(895)	(1.21)	Integration and separation costs
Restructuring and asset related charges - net [5]	(255)	(195)	(0.26)	Restructuring and asset related charges - net; Equity in earnings of nonconsolidated affiliates
Goodwill impairment charges [11]	(1,175)	(1,173)	(1.57)	Goodwill impairment charges
Asset impairment charges [12]	(63)	(47)	(0.06)	Restructuring and asset related charges - net
Net charge related to a joint venture [13]	(208)	(158)	(0.21)	Equity in earnings of nonconsolidated affiliates; Cost of sales
Income tax related item [14]	(122)	(128)	(0.17)	Sundry income (expense) - net; Provision for income taxes on continuing operations
Total significant items	$(2,992)	$(2,596)	$(3.48)
Less: Merger-related amortization of intangibles	(845)	(660)	(0.88)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	74	67	0.08	Sundry income (expense) - net
Less: Costs historically allocated to the materials science and agriculture businesses [15]	(256)	(197)	(0.26)	Cost of sales; Research and development expense; Selling, general and administrative expenses
Adjusted pro forma results (non-GAAP)	$3,667	$2,834	$3.80
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Integration and separation costs related to post-DWDP Merger integration, the DWDP Distributions and, beginning in the fourth quarter of 2019, the separation of the Nutrition & Biosciences business.
5.Includes Board approved restructuring plans and other asset related charges.
6.Reflects non-cash goodwill impairment charges recorded as follows: $533 million charge recorded in the first quarter 2020 related to the Non-Core segment; a $2,498 million charge recorded in the second quarter 2020 related to the Transportation & Industrial segment, and $183 million in charges recorded in the third quarter of 2020 related to the Non-Core segment.
7.Reflects a $270 million pre-tax impairment charge recorded in first quarter 2020 related to a long-lived asset group within the Non-Core segment, a $21 million pre-tax impairment charge recorded in the second quarter 2020 related to other intangible assets within the Transportation & Industrial segment, and $370 million in pre-tax impairment charges recorded in third quarter 2020 related to long-lived asset groups and other intangible assets within the Non-Core segment.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures
8.Reflects a gain on the first quarter 2020 sale of the Company's Compound Semiconductor Solutions business within the Electronics & Imaging segment and a net benefit related to the third quarter 2020 sale of TCS/Hemlock, which includes a settlement of a supply contract dispute, within the Non-Core segment.
9.Includes interest expense, net and financing fee amortization related to committed financing in connection with the intended separation of the N&B Business.
10.Includes an $106 million tax benefit primarily related to capital loss triggered as part of tax planning.
11.Reflects goodwill impairment charges related to the Nutrition & Biosciences and Non-Core segments.
12.Reflects an impairment charge related to an equity method investment within the Nutrition & Biosciences segment.
13.Reflects the Company’s share of net charges related to its investment in the HSC Group, consisting of $456 million in asset impairment charges, primarily fixed assets, offset slightly by benefits associated with certain customer contract settlements of $248 million deemed non-recurring in nature.
14.Includes a pretax charges of $74 million ($64 million net of tax benefit) related to tax indemnifications, primarily associated with an adjustment to a onetime transition tax liability required by the Tax Cuts and Jobs Act of 2017 and a $48 million charge which reflects a reduction in gross proceeds from lower withholding taxes related to a prior year legal settlement.
15.Costs previously allocated to the materials science and agriculture businesses that did not meet the definition of expenses related to discontinued operations in accordance with ASC 205.

DuPont de Nemours, Inc.
Supplemental Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statement of Income	Twelve Months Ended December 31, 2019
In millions, except per share amounts	DuPont [1]	Pro Forma Adjustments[2]	Pro Forma
Net sales	$21,512	$—	$21,512
Cost of sales	14,056	22	14,078
Research and development expenses	955	—	955
Selling, general and administrative expenses	2,663	—	2,663
Amortization of intangibles	1,050	—	1,050
Restructuring and asset related charges - net	314	—	314
Goodwill impairment charges	1,175	—	1,175
Integration and separation costs	1,342	(173)	1,169
Equity in earnings of nonconsolidated affiliates	84	—	84
Sundry income (expense) - net	153	—	153
Interest expense	668	29	697
Loss from continuing operations before income taxes	(474)	122	(352)
Provision for income taxes on continuing operations	140	30	170
Loss from continuing operations, net of tax	(614)	92	(522)
Net income attributable to noncontrolling interests from continuing operations	30	—	30
Net loss from continuing operations attributable to DuPont	$(644)	$92	$(552)

Per common share data:
Loss per common share from continuing operations - basic	$(0.86)		$(0.74)
Loss per common share from continuing operations - diluted	$(0.86)		$(0.74)

Weighted-average common shares outstanding - basic	746.3		746.3
Weighted-average common shares outstanding - diluted	746.3		746.3
1.    See the historical U.S. GAAP Consolidated Statements of Operations.
2.    Certain pro forma adjustments were made to illustrate the estimated effects of the DWDP Transactions, assuming that the DWDP Transactions had occurred on January 1, 2018. The pro forma adjustments are consistent with those identified and disclosed in the Company's Current Report on Form 8-K filed with the SEC on June 7, 2019. The adjustments include the impact to "Cost of sales" of different pricing than historical intercompany and intracompany practices related to various supply agreements entered into in connection with the Dow Distribution, adjustments to "Integration and separation costs" to eliminate one time transaction costs directly attributable to the DWDP Distributions, and adjustments to "Interest expense" to reflect the impact of the DWDP Financings.

DuPont de Nemours, Inc.
Supplemental Unaudited Recast Financial Information and Non-GAAP Measures

Beginning in the first quarter of 2021, DuPont will reflect the Nutrition & Biosciences (N&B) business as discontinued operations for current and historical periods. The information presented below for the twelve months ended December 31, 2020 and the three months ended March 31, 2020, reflects a reconciliation between select DuPont historical results and estimated preliminary unaudited historical results recast to exclude the N&B business as discontinued operations. The preliminary recast historical information is subject to change as the Company finalizes N&B discontinued operations accounting. Also included below are certain supplemental unaudited financial measures that are considered non-GAAP. Refer to page 7 of this release for additional information on these measures.

Net Sales	Twelve Months Ended December 31, 2020
In millions (Unaudited)	DuPont Historical	N&B Discontinued Operations	DuPont Recast
Net sales	$20,397	$(6,059)	$14,338

Reconciliation of "Income (Loss) from continuing operations, net of tax" to "Operating EBITDA"	Twelve Months Ended December 31, 2020
In millions (Unaudited)	DuPont Historical	N&B Discontinued Operations	DuPont Recast
Loss from continuing operations, net of tax (GAAP)	$(2,874)	$468	$(2,406)
+ (Benefit from) Provision for income taxes on continuing operations	(23)	183	160
Loss from continuing operations before income taxes	$(2,897)	$651	$(2,246)
+ Depreciation and amortization	3,094	(1,721)	1,373
- Interest income	10	2	12
+ Interest expense	674	(2)	672
- Non-operating pension/OPEB benefit	32	(2)	30
- Foreign exchange losses, net	(56)	17	(39)
- Significant items	(4,157)	514	(3,643)
Operating EBITDA (non-GAAP)	$5,042	$(1,603)	$3,439

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share for the Twelve Months Ended December 31, 2020 In millions, except per share amounts (Unaudited)	Pretax [1]			Net Income [2]			EPS [3]
	DuPont Historical	N&B Discontinued Operations	DuPont Recast	DuPont Historical	N&B Discontinued Operations	DuPont Recast	DuPont Historical	N&B Discontinued Operations	DuPont Recast
Reported results	$(2,897)	$651	$(2,246)	$(2,902)	$468	$(2,434)	$(3.95)	$0.64	$(3.31)
Less: Significant items	(4,157)	514	(3,643)	(3,932)	388	(3,544)	(5.35)	0.53	(4.82)
Less: Merger-related amortization of intangibles	(1,918)	1,417	(501)	(1,469)	1,080	(389)	(1.99)	1.46	(0.53)
Less: Non-op pension / OPEB benefit	32	(2)	30	25	(1)	24	0.03	—	0.03
Adjusted results (non-GAAP)	$3,146	$(1,278)	$1,868	$2,474	$(999)	$1,475	$3.36	$(1.35)	$2.01
1.Loss from continuing operations before income taxes.
2.Net loss from continuing operations available for DuPont common stockholders.
3.Earnings (loss) per common share from continuing operations - diluted. Based on historical weighted-average shares as previously reported.

DuPont de Nemours, Inc.
Supplemental Unaudited Recast Financial Information and Non-GAAP Measures

Net Sales	Three Months Ended March 31, 2020
In millions (Unaudited)	DuPont Historical	N&B Discontinued Operations	DuPont Recast
Net sales	$5,221	$(1,551)	$3,670

Reconciliation of "Income (Loss) from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended March 31, 2020
In millions (Unaudited)	DuPont Historical	N&B Discontinued Operations	DuPont Recast
Loss from continuing operations, net of tax (GAAP)	$(610)	$60	$(550)
+ Provision for income taxes on continuing operations	44	50	94
Loss from continuing operations before income taxes	$(566)	$110	$(456)
+ Depreciation and amortization	772	(427)	345
- Interest income	2	—	2
+ Interest expense	173	(2)	171
- Non-operating pension/OPEB benefit	11	—	11
- Foreign exchange losses, net	(8)	5	(3)
- Significant items	(947)	90	(857)
Operating EBITDA (non-GAAP)	$1,321	$(414)	$907

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share for the Three Months Ended March 31, 2020 In millions, except per share amounts (Unaudited)	Pretax [1]			Net Income [2]			EPS [3]
	DuPont Historical	N&B Discontinued Operations	DuPont Recast	DuPont Historical	N&B Discontinued Operations	DuPont Recast	DuPont Historical	N&B Discontinued Operations	DuPont Recast
Reported results	$(566)	$110	$(456)	$(616)	$60	$(556)	$(0.83)	$0.08	$(0.75)
Less: Significant items	(947)	90	(857)	(873)	51	(822)	(1.18)	0.07	(1.11)
Less: Merger-related amortization of intangibles	(482)	353	(129)	(368)	268	(100)	(0.50)	0.37	(0.13)
Less: Non-op pension / OPEB benefit	11	—	11	8	—	8	0.01	—	0.01
Adjusted results (non-GAAP)	$852	$(333)	$519	$617	$(259)	$358	$0.84	$(0.36)	$0.48
1.Loss from continuing operations before income taxes.
2.Net loss from continuing operations available for DuPont common stockholders.
3.Earnings (loss) per common share from continuing operations - diluted. Based on historical weighted-average shares as previously reported.